UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2007

Health Discovery Corporation
 (Exact name of registrant as specified in charter)

Georgia	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2007, the Company and Dr. Stephen Barnhill, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment”) to Dr. Barnhill’s employment agreement whereby Dr. Barnhill’s salary was increased to $300,000 per year.  This increase in salary is effective as of September 7, 2007, and any portion of this increase not paid since September 7th will be paid to Dr. Barnhill.

The Company also awarded Dr. Barnhill a bonus in the gross amount of $50,000, in recognition of his extraordinary efforts on the Company’s behalf.

A copy of the amendment to Dr. Barnhill’s employment agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Fifth Amendment to Employment Agreement between the Company and Stephen D. Barnhill, M.D. dated November 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: November 6, 2007	By:	/s/ Daniel R. Furth
Daniel R. Furth
Principal Financial Officer

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